As filed with the Securities and Exchange Commission on October 15, 2026

Registration No. 333-279133

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT NO. 333-279133

UNDER

THE SECURITIES ACT OF 1933

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-0678374
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

(502) 442-7911

(Address of Principal Executive Offices) (Zip Code)

Chia-Lin Simmons

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

(Name and address of agent for service)

(502) 442-7911

(Telephone number, including area code, of agent for service)

Copies to:

Thomas Poletti, Esq.
Manatt, Phelps & Phillips, LLP
695 Town Center Drive
Costa Mesa, CA 92626
(714) 371-2501

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the following Registration Statement on Form S-1 (the “Registration Statement”) filed by LogicMark, Inc. (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”):

1.	Registration Statement on Form S-1 (No. 333-279133) initially filed with the Commission on May 6, 2024, and declared effective by the Commission on August 1, 2024.

On October 13, 2026, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 31, 2026, by and among the Company, Langham Project, LLC, a Nevada limited liability company (“Parent”), and Langham Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statement. Accordingly, the Company terminates the effectiveness of the Registration Statement and, in accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance but remain unsold at the termination of the offerings, the Company removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on October 15, 2026.

LogicMark, Inc.

By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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